Exhibit 5.1

General Purpose Acquisition Corp.	Herbert Smith Freehills Kramer (US) LLP
59 Front Street	1177 Avenue of the Americas
Millbrook, NY 12545	New York, NY 10036
USA
T 212.715.9100
F +1 212 715 8000
www.hsfkramer.com

Date
October 14, 2025

Ladies and Gentlemen:

We have acted as United States counsel to General Purpose Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of 23,000,000 units of the Company, including up to 3,000,000 units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional units set forth in the Underwriting Agreement (as defined below) (collectively, the “Units”), with each Unit consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (each, an “Ordinary Share”), and one-half of one redeemable warrant to purchase one Ordinary Share (each, a “Warrant”).

For purposes of this opinion letter, we have examined copies of the following documents (the “Transaction Documents”):

(a)
the form of underwriting agreement to be entered into between the Company and the representative on behalf of each of the several underwriters named in Schedule A thereto, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(b)	the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(c)	the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement; and

(d)
the form of Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, pursuant to which the Warrants will be issued, filed as Exhibit 4.4 to the Registration Statement.

We also have reviewed and relied upon such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon the representations and warranties of the Company contained in the Transaction Documents and instruments and certificates delivered in connection therewith, and upon statements, representations and certificates of the representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

Herbert Smith Freehills Kramer LLP and its affiliated and subsidiary businesses and firms, Herbert Smith Freehills Kramer (US) LLP and its affiliate, and Herbert Smith Freehills Kramer, an Australian Partnership, are separate member firms of the international legal practice known as Herbert Smith Freehills Kramer.

In New York, we practice through both Herbert Smith Freehills Kramer New York LLP, a limited liability partnership registered in England and Wales with registered number OC375072 and Herbert Smith Freehills Kramer (US) LLP, a registered limited liability partnership organized under the laws of the State of New York with an office at 1177 Avenue of the Americas, New York, NY 10036. In Washington, D.C. and California, we practice through Herbert Smith Freehills Kramer (US) LLP. We use the word partner of Herbert Smith Freehills Kramer New York LLP or of Herbert Smith Freehills Kramer (US) LLP to refer to a member of those entities, or an employee or consultant with equivalent standing and qualifications

Furthermore, for purposes of this opinion, we have assumed, without independent investigation, that (i) each party to the Transaction Documents has the power to execute, deliver and perform its obligations under the Transaction Documents to which it is a party; (ii) the executed versions of the Transaction Documents will conform in all respects that are material for purposes of this opinion to the forms that we have examined; (iii) the Ordinary Shares to be included in the Units and to be issued on exercise of the Warrants have been or will have been duly authorized and issued by the Company; (iv) each of the Transaction Documents has or will have been duly authorized, executed and delivered by each of the parties thereto; (v) each of the Transaction Documents constitutes or will constitute the valid, binding and enforceable obligation of each party thereto (other than the Company) in accordance with its terms; (vi) the facts contained in the statements, instruments, representations and certifications of the Company or its representatives and certificates of public officials on which we have relied for purposes of this opinion are true, correct and complete through the date hereof; (vii) all documents submitted to us as originals are authentic and all documents submitted to us as photocopies or conformed copies conform to the authentic originals; (viii) all individuals signing any document have the legal capacity to do so and their signatures are genuine; (ix) the execution and delivery of, and the performance of its obligations under, each Transaction Document by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets (other than, with respect to the Company, the laws, rules and regulations of the State of New York as to which we make no such assumption), (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets; and (x) all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Transaction Document by each party thereto have been or will be obtained or made and are in full force and effect.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.
When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.
When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth herein is subject to and limited by the following:

(a)
The opinion expressed above as to the enforceability of the Transaction Documents is subject to the following limitations: (i) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, voidable transaction, or other similar laws and judicial decisions affecting the rights and remedies of creditors generally; (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iii) enforcement may be limited by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a suit at law or in equity.

Herbert Smith Freehills Kramer LLP and its affiliated and subsidiary businesses and firms, Herbert Smith Freehills Kramer (US) LLP and its affiliate, and Herbert Smith Freehills Kramer, an Australian Partnership, are separate member firms of the international legal practice known as Herbert Smith Freehills Kramer.

In New York, we practice through both Herbert Smith Freehills Kramer New York LLP, a limited liability partnership registered in England and Wales with registered number OC375072 and Herbert Smith Freehills Kramer (US) LLP, a registered limited liability partnership organized under the laws of the State of New York with an office at 1177 Avenue of the Americas, New York, NY 10036. In Washington, D.C. and California, we practice through Herbert Smith Freehills Kramer (US) LLP. We use the word partner of Herbert Smith Freehills Kramer New York LLP or of Herbert Smith Freehills Kramer (US) LLP to refer to a member of those entities, or an employee or consultant with equivalent standing and qualifications.

(b)
We express no opinion as to the validity, binding effect or enforceability of any provision that (i) purports to establish evidentiary standards, (ii) relates to severability, indemnity, contribution, set off, delay or omission of enforcement of rights or remedies, (iii) purports to waive rights or defenses, (iv) purports to restrict available remedies or establish remedies, (v) purports to grant a power of attorney or proxy to any person, (vi) relates to consent to jurisdiction, (vii) relates to choice of forum or choice of law, or (viii) is a liquidated damages provision or provides a remedy for breach that may be deemed to be disproportionate to actual damages or may be deemed to be a penalty..

We express no opinion as to any laws other than the laws of the State of New York that we recognize are normally applicable to transactions of the type contemplated by the Transaction Documents (the “Relevant Laws”).

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act in connection with the transactions described in the Transaction Documents and may not be relied on or otherwise used by any other person or by you for any other purpose.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Herbert Smith Freehills Kramer (US) LLP

Herbert Smith Freehills Kramer (US) LLP

Herbert Smith Freehills Kramer LLP and its affiliated and subsidiary businesses and firms, Herbert Smith Freehills Kramer (US) LLP and its affiliate, and Herbert Smith Freehills Kramer, an Australian Partnership, are separate member firms of the international legal practice known as Herbert Smith Freehills Kramer.

In New York, we practice through both Herbert Smith Freehills Kramer New York LLP, a limited liability partnership registered in England and Wales with registered number OC375072 and Herbert Smith Freehills Kramer (US) LLP, a registered limited liability partnership organized under the laws of the State of New York with an office at 1177 Avenue of the Americas, New York, NY 10036. In Washington, D.C. and California, we practice through Herbert Smith Freehills Kramer (US) LLP. We use the word partner of Herbert Smith Freehills Kramer New York LLP or of Herbert Smith Freehills Kramer (US) LLP to refer to a member of those entities, or an employee or consultant with equivalent standing and qualifications.